Exhibit 99.3

Aon Corporation

Segments - Fourth Quarter Continuing Operations

	Fourth Quarter Ended
(millions)	Dec. 31, 2004	Dec. 31, 2003 (1)	Percent Change	Less: Currency Impact	Less: Acquisitions, Divestitures & Transfers	Less: All Other (2)	Organic Revenue Growth (3)
	(Revised)
Revenue
Risk and insurance brokerage services
Risk management and insurance brokerage - Americas	$622	$638	(3)%	1%	—%	—%	(4)%
Risk management and insurance brokerage - International	638	565	13	7	1	1	4
Reinsurance brokerage and related services	199	192	4	2	—	2	—
Claims services	39	91	(57)	—	(40)	—	(17)
Total risk and insurance brokerage services	1,498	1,486	1	3	(2)	1	(1)
Consulting
Benefits, compensation, management and communications consulting	265	251	6	4	—	—	2
Human resource outsourcing	76	78	(3)	2	—	(1)	(4)
Total consulting	341	329	4	3	—	1	—
Insurance underwriting
Accident & health and life	432	402	7	3	—	7	(3)
Warranty, credit and property & casualty	353	338	4	3	(1)	1	1
Total insurance underwriting	785	740	6	3	—	4	(1)

Corporate and other	61	40	53	N/A	N/A	N/A	N/A

Intersegment revenues	(23)	(19)	N/A	N/A	N/A	N/A	N/A
Total	$2,662	$2,576	3%	3%	(1)%	2%	(1)%

Investment income (included in Revenue above)
Risk and insurance brokerage services	$26	$17	53%
Consulting	1	1	—
Insurance underwriting, including deposit-type contracts	34	29	17
Corporate and other	61	40	53
Total	$122	$87	40%

Income (loss) from continuing operations before income tax and minority interest
Risk and insurance brokerage services	$29	$239	(88)%
Consulting	22	47	(53)
Insurance underwriting	61	11	455
Corporate and other	(2)	61	N/A
Total	$110	$358	(69)%

Income from continuing operations before income tax - margins
Risk and insurance brokerage services	1.9%	16.1%
Consulting	6.5%	14.3%
Insurance underwriting	7.8%	1.5%
Total	4.1%	13.9%

(1)          Certain amounts relating to discontinued operations have been reclassified to conform to the 2004 presentation.

(2)          Includes the impact of investment income, reimbursable expenses, adjustment between written and earned premium and fees in insurance underwriting only, and unusual items.

(3)          Organic revenue growth excludes the impact of foreign exchange, acquisitions, divestitures, transfers and items described in (2).  Written premiums and fees are the basis for organic revenue growth within the Insurance Underwriting segment.